UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-12g

AMENDMENT 10
______________________

CHINA DU KANG CO., LTD.
______________________

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Nevada	90-0531621
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Town of Dukang, Baishui County, Shaanxi province, China A-28,Van Metropolis,#35 Tangyan Road, Xi'an, Shaanxi, PRC, 710065 8629-88830106-822
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Copies to:

Charles W. Barkley, Esq.
6201 Fairview Road, Suite 200
Charlotte, NC 28210
            (704) 944-4290

Securities registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $.001 par value per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

(b) Index of Exhibits

Exhibit No.	Descriptions	Reference
1	Underwriting agreement
2	Plan of acquisition, reorganization, arrangement, liquidation or succession
3	(i) Articles of incorporation – Amended and Restate Articles of Incorporation	3.1*
	(ii) By-laws	3.2*
4	Instruments defining the rights of security holders, including indentures
4.1	Common Stock Certificate	4.1*
4	Opinion re legality
7	Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review
8	Opinion re tax matters
9	Voting trust agreement
10.1	Distribution Agreement – Shaanxi Dukang Liquor Group Co., Ltd.	6*
10.2	Distribution Agreement – Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	6*
10.3	Distribution Agreement – Shaanxi Dukang Liquor Marketing Management Co., Ltd.	6*
10.4	Distribution Agreement – Shaanxi Baishui Dukang Shiye Co., Ltd.	6*
10.5	Distribution Agreement – Shaanxi Dukang Liquor Group Co., Ltd.	6*
10.6	Loan Agreement – Shaanxi Yellow River Wetlands Park Co., Ltd.	6*
10.7	Loan Agreement – Shaanxi Yellow River Wetlands Park Co., Ltd.	6*
10.8	Loan Agreement – Shaanxi Yellow River Wetlands Park Co., Ltd.	6*
10.9	Loan Agreement – Ms. Piong Li	6*
10.10	Loan Agreement – Ms. Min Chen	6*
10.11	Loan Agreement – Ms. Hong Ge	6*
10.12	Loan Agreement – Ms. Shengli Wang	6*
10.13	Loan Agreement – Ms. Pingjun Nie	6*
10.14	Loan Agreement – Ms. Hongjun Zhang	6*
10.15	Loan Agreement – Mr. Hailong Tian.	6*
10.16	Loan Agreement – Mr. Guogi Diao	6*
10.17	Loan Agreement – Shanxi Xi Deng Hui Science and Technology Industrial Stock Co., Ltd.	6*
10.18	Loan Agreement – Shaanxi Huitong Food Development Co., Inc.	6*
10.19	Loan Agreement – Shanxi Gurong Agricultural Development co., Ltd.	6*
10.20	Loan Agreement – Shanxi Baishui Dukang Brand Management Co., Ltd.	6*
10.21	Loan Agreement – Shanxi Lantian Investment Co., Ltd.	6*
10.22	Loan Agreement – Shanxi Zhongke Spaceflight Agriculture Development Co., Ltd.	6*
10.23	Loan Agreement – Shanxi Baishui Dukang Trade Co., Ltd.	6*
10.24	Loan Agreement – Ms. Min Chen	6*
10.25	Loan Agreement – Shanxi Baishui Dukang Marketing Management Co., Ltd.	6*
10.26	Loan Agreement – Shanxi Dukang Liquor Group Co., Ltd.	6*
10.27	Loan Agreement – Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	6*
10.28	Loan Agreement – Shanxi Baishui Shiye Co., Ltd.	6*
10.29	Loan Agreement – Shanxi Baishui Dukan Spirits Industry Development Co., Ltd.	6*
10.30	Agency Agreement – Dong Sue	6*
10.31	Agency Agreement – Dong Sue	6*
10.32	Agency Agreement – Xue Aixian	6*

10.33	Agency Agreement – Dong Sue	6*
10.34	Licensing Agreement –Henan Zhechenxian Eastern Liquor Co. Ltd. (Trademark)	6*
10.35	Licensing Agreement –Henan Zhechenxian Eastern Liquor Co. Ltd. (Complimentary)	6*
10.36	Licensing Agreement – Lanzhou Jinxing Liquor Trade Co. Ltd. aka Shaanxi Baishui Xingjijiu Marketing Co., Ltd.	6*
10.37	State owned Land Use Certificate	2*
10.38	Complementary Agreement - Shaanxi Bai Shui Du Kang Co., Ltd	2**
10.39	Equity Transfer Agreement	3*
10.40	Plan of Exchange Agreement	7*
10.41	Land Use Rights	8*
10.42	Lease Agreement - Baishui Du Kang Liquor Co., Ltd.	9*
10.43	Distribution Agreement - Baishui Dukang Development Co., Ltd	10*
10.44	Distribution Agreement - Bashui DuKang Liquor Group Co., Ltd.	11*
10.45	Trademark Licensing Agreement	12****
10.46	Assets Lease Agreement	13****
10.47	Loan Agreement - Shaanxi Changjiang Electric Power and Energy Sources Co., Ltd.	14*
10.48	Assets Lease Agreement - Shaanxi BaiShui Du Kang Liquor Co., Ltd.	15*
11	(11) Statement Regarding computation of per share earnings
12	(12) Statements Regarding computation of ratios
13	(13) Annual report to security holders, Form 10-Q or quarterly report to security holders
14	(14) Code of Ethics
15	(15) Letter regarding unaudited interim financial information
16	(16) Letter regarding change in certifying accountant
17	(17) Correspondence on departure of director
18	(18) Letter re change in accounting principles
19	(19) Report furnished to security holders
20	(20) Other documents or statements to security holders
21	(21) Subsidiaries of the registrant	2***
22	(22) Published report regarding matters submitted to vote of security holders
23	(23) Consents of experts and counsel
24	(24) Power of attorney
25	(25) Statement of eligibility of trustee
26	(26) Invitations for competitive bids
31.1	(i) Rule 13a-14(a)/ 15d-14(a) Certifications
31.2	(ii) Rule 13a-14(d)/ 15d-14(d) Certifications
32	Section 1350 Certifications
33	Report on assessment of compliance with servicing criteria for asset-backed issuers
34	Attestation report on assessment of compliance with servicing criteria for asset-backed securities
35	Servicer compliance statement
99	Additional exhibits
100	XBRL-Related Documents

Legends
2*	Filed as Exhibit 10.2 to Form 10 Amendment 2 on 12-04-2009
2**	Filed as Exhibit 10.3 to Form 10 Amendment 2 on 12-04-2009
2***	Filed as Exhibit 21.1 to Form 10 Amendment 2 on 12-04-2009
3*	Equity Transfer Agreement Filed as Exhibit 10.1 to Form 10 Amendment 3 on 1-21-2010
3.1*	Filed as Exhibit 3.1 to Form 10 Amendment 4 on 4-22-2010
3.2*	Filed as Exhibit 3.2 to Form 10 Amendment 4 on 4-22-2010
4.1*	Filed as Exhibit 4.1 to Form 10 Amendment 4 on 4-22-2010
6*	Filed under corresponding Exhibit Number to Form 10 Amendment 6 on 1-24-2011
7*	Plan of Exchange Filed as Exhibit 10.1 to Form 10 Amendment 4 on 4-22-2010
8*	Land Use Rights Filed as Exhibit 10.2 to Form 10 Amendment 4 on 4-22-2010
9*	Lease Agreement Filed as Exhibit 10.3 to Form 10 Amendment 4 on 4-22-2010
10.45****	Shaanxi Du Kang Liquor Sales Management Co., Ltd. Agreement filed herewith
10.46****	Sanitation License Agreement Filed as Exhibit filed herewith
11*	Distribution Agreement Filed as Exhibit 10.5 to Form 10 Amendment 4 Filed on 4-22-2010
12*	Distribution Agreement Filed as Exhibit 10.6 to Form 10 Amendment 4 Filed on 4-24-2010
13*	Sanitation License Filed as Exhibit 10.7 to Form 10 Amendment 4 Filed 4-22-2010
14*	Loan Agreement Filed as Exhibit 10.44 to Form 10 Amendment 7 on 03-24-2011
15*	Asset Lease Agreement Filed as Exhibit 10.46 to Form 10 Amendment 8 on 10-04-2011

SIGNATURES

In  accordance  with  the  requirements  of  the  Section 12 of the Securities  Act  of 1934, the registrant certifies that it has reasonable grounds to believe that  it  meets all the requirements of filing of Form 10 in the city of Xi’An, Shaanxi Province, Peoples Republic of China

China Du Kang Co., Ltd.

Date: March 7, 2012	By:	/s/ Wang Yongsheng
Wang Yongsheng,
President and Chief Executive Officer

By:	/s/ Liu Su Ying
Liu Su Ying,
Principal Financial Officer

In accordance with the requirements of the Securities Exchange Act of 1934, this Form 10 was signed by the following persons in the capacities and on the date stated.

China Du Kang Co., Ltd.

Date: March 7, 2012	By:	/s/ Wang Yong Sheng
Wang Yong Sheng
President, CEO, and Director

By:	/s/ Liu Su Ying
Liu Su Ying,
Principal Financial Officer

A Majority of the Board of Directors

By:	/s/ Wang Yongsheng
Wang Yongsheng
President, CEO, and Director

By:	/s/ Nie Fen Ying
Nie Fen Ying
Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the following capacities on the dates indicated.

March 7, 2012	By:	/s/ Wang Yongsheng
Chief Executive Officer (Principal Executive Officer, President, and Director)

March 7, 2012	By:	/s/ Liu Su Ying
Chief Financial Officer (Principal Financial Officer)